Exhibit 99.1

Alkermes Contacts:

For Investors: Sandy Coombs +1 781 609 6377

For Media: Katie Joyce  +1 781 249 8927

Alkermes plc Completes Acquisition of Avadel Pharmaceuticals plc, Accelerating Entry Into Sleep

Medicine Market

— Augments Alkermes’ Revenue Growth Profile and Diversifies Commercial Portfolio with New High

Potential Growth Product, LUMRYZ® (Sodium Oxybate) for Extended-Release Oral Suspension —

— Expected to be Accretive in 2026 —

— Positions the Combined Organization to Accelerate Innovation and Leadership in Development of

Treatments for Sleep Disorders and Other Neurological Disorders —

DUBLIN – (Business Wire) – Feb. 12, 2026 — Alkermes plc (Nasdaq: ALKS) (“Alkermes”) and Avadel Pharmaceuticals plc (Nasdaq: AVDL) (“Avadel”) today announced Alkermes’ completion of its acquisition of Avadel, a commercial-stage biopharmaceutical company. The acquisition adds Avadel’s FDA-approved product, LUMRYZ®, to Alkermes’ commercial portfolio, and provides Alkermes with a commercial organization experienced in this disease state. This strategic move accelerates Alkermes’ entry into the sleep medicine market and enhances its ability to unlock the full potential of its late-stage development pipeline focused on central disorders of hypersomnolence.

The transaction was completed pursuant to an Irish High Court sanctioned scheme of arrangement (the “Scheme”) under Chapter 1 of Part 9 of the Companies Act 2014 of Ireland. LUMRYZ® (sodium oxybate) for extended-release oral suspension is approved for the treatment of cataplexy or excessive daytime sleepiness in patients seven years of age and older with narcolepsy.

“With the close of this acquisition, Alkermes achieved an important milestone in the continued advancement of our strategy, accelerating our entry into the commercial sleep medicine market at a pivotal moment as we work to initiate the planned phase 3 program for alixorexton in narcolepsy this quarter. Avadel’s commercial and R&D portfolio, established commercial infrastructure, and talented team strengthen our organization and expand our capabilities in this important therapeutic area. Supported by our strong balance sheet, this all-cash acquisition is expected to enhance our revenue growth profile and underscores our ongoing commitment to creating long-term value for shareholders,” said Richard Pops, Chief Executive Officer of Alkermes.

The transaction is expected to be accretive in 2026 and represents a compelling financial and strategic opportunity, leveraging Alkermes’ existing commercial expertise and operational infrastructure and adding new capabilities in rare disease. Avadel is a recognized innovator in the sleep medicine space, committed to addressing significant unmet needs for patients.

Since launching LUMRYZ in 2023, Avadel has successfully built and scaled a commercial organization that has driven strong demand. With an estimated population of >50,000 oxybate-eligible narcolepsy patients in the United States, LUMRYZ has significant opportunity for growth ahead. The acquisition also includes valiloxybate, Avadel’s in-licensed salt-free, once-at-bedtime oxybate candidate in phase 1 clinical development.

To finance the acquisition, Alkermes will use approximately $750 million of cash from its balance sheet and borrowed a total of $1.525 billion in term loans that are due in 2031. The company expects to pay down the debt quickly with cash flows from the business.

Alkermes will provide its 2026 financial expectations for the combined organization on Feb. 25, 2026 as part of its financial results announcement for the quarter and year ended Dec. 31, 2025. Alkermes’ financial expectations for 2026 will include certain expenses related to the transaction, including:

–	In the first quarter of 2026, Alkermes will record transaction-related costs of $40 million.
–	Alkermes will record approximately $180 million of LUMRYZ inventory fair value step-up, which will be expensed as cost of goods sold as the inventory is sold in 2026.
–

Alkermes will record approximately $1.5 billion of intellectual property related to LUMRYZ, which will be amortized over an expected life of 13 years. Alkermes expects amortization of intangible assets to be in the range of $95 to $105 million in 2026.

–	Net interest expense is expected to be in the range of $75 to $85 million in 2026.

The acquisition was approved by Avadel shareholders at a scheme meeting of shareholders and at an extraordinary general meeting of shareholders, each held on Jan. 12, 2026. The Irish High Court sanctioned the Scheme on Feb. 10, 2026. On Feb. 12, 2026 (the “Effective Date”), the Scheme and the acquisition became effective upon delivery of the court order of the Irish High Court to the Irish Companies Registration Office. Prior to the opening of trading on Feb. 12, 2026, all of Avadel’s shares will cease trading on the Nasdaq Global Market (“Nasdaq”), and Avadel intends to promptly cause such shares to be delisted from Nasdaq and deregistered under the Securities Exchange Act of 1934, as amended.

Payment of the Cash Consideration to the Scheme Shareholders pursuant to the Scheme is being commenced by Alkermes today, Feb. 12, 2026. The Rights Agent will record the Scheme Shareholders as the owners of the CVR Consideration in the CVR Register in accordance with the terms of the CVR Agreement dated as of today, Feb. 12, 2026.

Except as otherwise defined herein, capitalized terms used but not defined in this announcement have the same meanings as given to them in the definitive proxy statement filed by Avadel with the U.S. Securities and Exchange Commission (“SEC”) on Dec. 3, 2025, which also constitutes a scheme circular under Irish law.

About Alkermes plc

Alkermes plc (Nasdaq: ALKS), a mid-cap growth and value equity, is a global biopharmaceutical company that seeks to develop innovative medicines in the field of neuroscience. The company has a portfolio of proprietary commercial products for the treatment of alcohol dependence, opioid dependence, schizophrenia, bipolar I disorder and narcolepsy. Alkermes’ pipeline includes late-stage clinical candidates in development for narcolepsy and idiopathic hypersomnia, and orexin 2 receptor agonists in early clinical development for other neurological disorders, including attention-deficit hyperactivity disorder (ADHD) and fatigue associated with multiple sclerosis and Parkinson’s disease. Headquartered in Ireland, Alkermes also has a corporate office and research and development center in Massachusetts and a manufacturing facility in Ohio. For more information, please visit Alkermes’ website at www.alkermes.com.

About LUMRYZ® (sodium oxybate) for extended-release oral suspension

LUMRYZ is an extended-release sodium oxybate medication approved by the FDA on May 1, 2023, as the first and only once-at-bedtime treatment for cataplexy or excessive daytime sleepiness (EDS) in adults with narcolepsy. On Oct. 16, 2024, LUMRYZ was additionally approved as a once-at-bedtime treatment for cataplexy or EDS in pediatric patients seven years of age and older with narcolepsy.

The LUMRYZ prescribing information includes Boxed Warnings for central nervous system (CNS) depression and abuse and misuse. LUMRYZ is a CNS depressant. Clinically significant respiratory depression and obtundation may occur in patients treated with LUMRYZ at recommended doses. Many patients who received LUMRYZ during clinical trials in narcolepsy were receiving CNS stimulants. LUMRYZ is the sodium salt of gamma-hydroxybutyrate (GHB). Abuse or misuse of illicit GHB, either alone or in combination with other CNS depressants, is associated with CNS adverse reactions, including seizure, respiratory depression, decreased consciousness, coma, and death. Because of the risks of CNS depression and abuse and misuse, LUMRYZ is available only through a restricted program under a Risk Evaluation and Mitigation Strategy (REMS) called the LUMRYZ REMS. Please see full Prescribing Information for additional safety information including BOXED Warnings. Further information about the REMS is available at www.LUMRYZREMS.com or by calling 1-877-453-1029.

Note Regarding Forward-Looking Statements

Certain statements set forth in this announcement constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, but not limited to, statements concerning: Alkermes’ expectations concerning the combined organization’s future financial and operating performance, business plans or prospects, including expected transaction costs and accounting, the company’s anticipated growth profile, financial expectations and plans for LUMRYZ and expected timelines for paying down the company’s debt; and Alkermes’ expectations regarding development plans, activities and timelines for, and the potential therapeutic and commercial value of, the combined organization’s portfolio of development candidates. Alkermes cautions that forward-looking statements are inherently uncertain. The forward-looking statements are neither promises nor guarantees and they are necessarily subject to a high degree of uncertainty and risk. Actual performance and results may differ materially from those expressed or implied in the forward-looking statements due to various risks and uncertainties. These risks and uncertainties include, among others: the businesses of Alkermes and Avadel may not be effectively integrated and the expected benefits and value of the acquisition may not be achieved; there may be unknown or inestimable liabilities, potential litigation and transaction costs associated with the acquisition; whether any general economic, political, market and business conditions, or future exchange and interest rates, changes in tax laws, regulations, rates and policies, may have a negative impact on the combined organization following consummation of the acquisition; the completion of the acquisition could result in disruption to the business and make it more difficult to maintain business and operational relationships of Alkermes and Avadel, including the ability of Alkermes to retain highly qualified personnel; the company may not be able to pay down its debt on expected timelines or at all; clinical development activities may not be initiated or completed on expected timelines or at all; the results of development activities may not be positive, or predictive of future results from such activities, results of future development activities or real-world results; Alkermes’ products or product candidates could be shown to be ineffective or unsafe; the FDA or regulatory authorities outside the U.S. may not agree with Alkermes’ regulatory approval strategies or may make adverse decisions regarding its products; Alkermes may not be able to continue to successfully commercialize its products or support revenue growth from such products; there may be a reduction in payment rate or reimbursement for Alkermes’ products or an increase in related financial obligations to government payers; Alkermes’ products may prove difficult to manufacture, be precluded from commercialization by the proprietary rights of third parties, or have unintended side effects, adverse reactions or incidents of misuse; and those risks and uncertainties described under the heading “Risk Factors” in Alkermes’ Annual Report on Form 10-K for the year ended Dec. 31, 2024 and in subsequent filings made by Alkermes with the SEC, which are available on the SEC’s website at www.sec.gov. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, Alkermes and/or its directors disclaim any intention or responsibility for updating or revising any forward-looking statements contained in this announcement.

LUMRYZ® is a registered trademark of Flamel Ireland Limited, an affiliate of Alkermes plc.

Statement Required by the Irish Takeover Rules

The Alkermes directors accept responsibility for the information contained in this announcement other than that relating to Avadel, its Subsidiaries and the Avadel directors and members of their immediate families, related trusts and persons connected with them. To the best of the knowledge and belief of the Alkermes directors (who have taken all reasonable care to ensure that this is the case), the information contained in this announcement for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

The Avadel directors accept responsibility for the information contained in this announcement other than that relating to Alkermes, its Subsidiaries and the Alkermes directors and members of their immediate families, related trusts and persons connected with them. To the best of the knowledge and belief of the Avadel directors (who have taken all reasonable care to ensure that this is the case), the information contained in this announcement for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

Important Notices Relating to Financial Advisors

J.P. Morgan Securities LLC, together with its affiliate J.P. Morgan Securities plc (which is authorized in the United Kingdom by the Prudential Regulation Authority and regulated in the United Kingdom by the Prudential Regulation Authority and the Financial Conduct Authority) (together, “J.P. Morgan”) acted as financial advisor exclusively for Alkermes and no one else in connection with the acquisition and will not regard any other person as its client in relation to the acquisition and will not be responsible to anyone other than Alkermes for providing the protections afforded to clients of J.P. Morgan or its affiliates, nor for providing advice in relation to the acquisition or any other matter or arrangement referred to herein.

Goldman Sachs & Co. LLC, which is authorized and regulated by the Financial Industry Regulatory Authority, is acting exclusively as financial advisor for Avadel and for no one else in connection with the matters set out in this announcement and will not regard any other person as its client in relation to the matters set out in this announcement and will not be responsible to anyone other than Avadel for providing the protections afforded to clients of Goldman Sachs & Co. LLC nor for providing advice in relation to the acquisition or any other matter referred to in this announcement. Neither Goldman Sachs & Co. LLC nor any of its affiliates (nor their respective directors, officers, employees or agents) owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Goldman Sachs & Co. LLC in connection with this announcement, any statement contained herein or otherwise.

Morgan Stanley & Co. LLC, acting through its affiliate Morgan Stanley & Co. International plc (together, “Morgan Stanley”), which is authorized by the Prudential Regulation Authority and regulated by the Financial Conduct Authority in the United Kingdom, is acting exclusively for Avadel as financial advisor and for no one else in relation to the matters referred to in this announcement. In connection with such matters, Morgan Stanley and its directors, officers, employees and agents will not regard any other person as its client, nor will it be responsible to anyone other than Avadel for providing the protections afforded to their clients or for providing advice in connection with the matters described in this announcement or any matter referred to herein.

Publication on a Website

In accordance with Rule 26.1 of the Irish Takeover Rules, a copy of this announcement will be available on Avadel’s website at www.avadel.com and on Alkermes’ website at www.alkermes.com by no later than 12:00 noon (U.S. Eastern Time) on the business day following publication of this announcement. Neither the content of any such websites referred to in this announcement nor the content of any other websites accessible from hyperlinks on such websites is incorporated into, or forms part of, this announcement.